Amendment to Subadvisory Agreement
FOR AST LEGG MASON DIVERSIFIED GROWTH PORTFOLIO OF
ADVANCED SERIES TRUST

PGIM Investments LLC (the “Manager”), QS Investors, LLC, Brandywine Global Investment Management, LLC, ClearBridge Investments, LLC, Western Asset Management Company, LLC and Western Asset Management Company Limited (collectively, the “Subadvisers”) hereby agree to amend the subadvisory agreement for the AST Legg Mason Diversified Growth Portfolio (the “Portfolio”), dated as of July 31, 2020, by and among the Manager and the Subadvisers (the “Agreement”) to: (i) change the name of the Portfolio; (ii) add Franklin Advisers, Inc. (“Franklin”) as a party to the Agreement; and (iii) amend the existing Schedule A to the Agreement.

The Agreement is hereby amended as follows:

1.	All references to “AST Legg Mason Diversified Growth Portfolio” are hereby changed to “AST Franklin 85/15 Diversified Allocation Portfolio”;

2.	Franklin Advisers, Inc. is hereby added as a party to the Agreement and hereafter all references in the Agreement to a “Subadviser” shall now include Franklin; and

3.	Schedule A is hereby deleted and replaced with the attached Schedule A.

IN WITNESS HEREOF, PGIM Investments LLC, QS Investors, LLC, Brandywine Global Investment Management, LLC, ClearBridge Investments, LLC, Western Asset Management Company, LLC, Western Asset Management Company Limited and Franklin Advisers, Inc. have duly executed this Amendment as of the effective date of this Amendment.

PGIM INVESTMENTS LLC

By: /s/ Timothy S. Cronin

Name: Timothy S. Cronin

Title: Senior Vice President

QS INVESTORS, LLC

By: /s/ Steven Ducker

Name: Steven R. Ducker

Title: Chief Compliance Officer

Address for Notices:

QS Investors, LLC

880 Third Avenue, 7th Floor

New York, NY 10022

Attn: Business Management

BRANDYWINE GLOBAL INVESTMENT MANAGEMENT, LLC

By: /s/ Mark Glassman

Name: Mark P Glassman

Title: Chief Administrative Officer

Address for Notices:

Brandywine Global Investment Management, LLC

1735 Market Street, Suite 1800

Philadelphia, PA 19103

CLEARBRIDGE INVESTMENTS, LLC

By: /s/ Barbara Brooke Manning

Name: Barbara Brooke Manning

Title: Managing Director

Address for Notices:

ClearBridge Investments, LLC

620 8th Avenue

New York, NY 10018

WESTERN ASSET MANAGEMENT COMPANY, LLC

By: /s/ Marzo Bernardi

Name: Marzo Bernardi

Title: Director of Global Client Service & Marketing

Address for Notices:

Western Asset Management Company, LLC

385 East Colorado Boulevard

Pasadena, CA 91101

WESTERN ASSET MANAGEMENT COMPANY LIMITED

By: /s/ Marzo Bernardi

Name: Marzo Bernardi

Title: Director of Global Client Service & Marketing

Address for Notices:

Western Asset Management Company Limited

10 Exchange Square

Primrose Street

London EC2A 2EN

FRANKLIN ADVISERS, INC.

By: /s/ Edward Perks

Name: Ed Perks

Title: President, Franklin Advisers, Inc.

Effective Date as Revised: April 26, 2021	Address for Notices: Franklin Advisers, Inc. One Franklin Parkway San Mateo, California 99403 Attn: General Counsel	With a copy to: Franklin Templeton Investments One Franklin Parkway San Mateo, California 99403 Attn: General Counsel

SCHEDULE A

ADVANCED SERIES TRUST

As compensation for services provided by QS Investors, LLC (QS) and its affiliates, Brandywine Global Investment Management, LLC, ClearBridge Investments, LLC, Western Asset Management Company, LLC, Western Asset Management Company Limited and Franklin Advisers, Inc. for the AST Franklin 85/15 Diversified Allocation Portfolio (the “Portfolio”), PGIM Investments LLC will pay QS a subadvisory fee on the aggregate net assets managed by the Subadvisers that is equal, on an annualized basis, to the following:

Portfolio Name	Contractual Subadvisory Fee Rate*
AST Franklin 85/15 Diversified Allocation Portfolio

0.330% of average daily net assets to $250 million;
0.305% of average daily net assets over $250 million to $500 million;
0.280% of average daily net assets over $500 million to $750 million;
0.255% of average daily net assets over $750 million to $1 billion;
0.230% of average daily net assets over $1 billion to $2 billion; and
0.205% of average daily net assets over $2 billion.

* QS has agreed to a contractual fee waiver arrangement that applies to the Portfolio. Under this arrangement, QS will waive its subadvisory fee for the Portfolio in an amount equal to the acquired fund subadvisory fee paid to QS for any portfolio affiliated with the Trust.  In addition, QS will waive its subadvisory fee for the Portfolio in an amount equal to the management or subadvisory fee it receives for acquired funds that are not affiliated with the Trust.  Notwithstanding the foregoing, the subadvisory fee waiver will not exceed 100% of the subadvisory fee.

Effective Date as Revised: April 26, 2021

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